                                                                 EXHIBIT 99(i)


                          AUDITED FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                     THE STANLEY WORKS 401 (k) SAVINGS PLAN

                     YEARS ENDED DECEMBER 31, 1995 AND 1994

                      THE STANLEY WORKS 401(k) SAVINGS PLAN

                          AUDITED FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES


                     YEARS ENDED DECEMBER 31, 1995 AND 1994




                                    CONTENTS

Report of Independent Auditors                                       1

Audited Financial Statements

Statement of Financial Condition at December 31, 1995                2
Statement of Financial Condition at December 31, 1994                3
Statement of Income and Changes in Plan Equity for the
    Year Ended December 31, 1995                                     4
Statement of Income and Changes in Plan Equity for the
    Year Ended December 31, 1994                                     5
Notes to Financial Statements                                        6


Supplemental Schedules

Assets Held for Investment                                          12
Transactions or Series of Transactions in Excess of
    5% of the Current Value of Plan Assets                          13

                         REPORT OF INDEPENDENT AUDITORS

Pension Committee of The Board of Directors
The Stanley Works

We have audited the accompanying statements of financial condition of The Stanley Works 401(k) Savings Plan as of December 31, 1995 and 1994, and the related statements of income and changes in plan equity for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of the Plan at December 31, 1995 and 1994, and its income and changes in plan equity for the years then ended, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment as of December 31, 1995, and transactions or series of transactions in excess of 5% of the current value of plan assets for the year then ended, are presented for purposes of complying with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, and are not a required part of the financial statements. The supplemental schedules have been subjected to the auditing procedures applied in our audit of the 1995 financial statements and, in our opinion, are fairly stated in all material respects in relation to the 1995 financial statements taken as a whole.

                                                            Ernst & Young LLP

Hartford, Connecticut
March 22, 1996

                     THE STANLEY WORKS 401(k) SAVINGS PLAN
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1995

                                             STANLEY                                      UNALLOCATED
                                              STOCK                   LOAN                  STANLEY
                                              FUND                    FUND                 STOCK FUND                TOTAL
                                        ------------------     -------------------     -------------------     ------------------
ASSETS
Investments, at current market value:
      The Stanley Works
         Common Stock:
            4,864,308 shares (cost
               $140,995,052)                 $250,511,862                                                           $250,511,862
            5,831,063 shares (cost
               $208,984,854)                                                                 $300,299,745            300,299,745
      Short-term investments                    1,092,286                                       1,535,453              2,627,739
                                        ------------------                             -------------------     ------------------
                                              251,604,148                                     301,835,198            553,439,346

Dividends and interest receivable               1,762,357                                         568,340              2,330,697
Loans to participants                                                 $11,671,739                                     11,671,739
                                        ------------------     -------------------     -------------------     ------------------
                                             $253,366,505             $11,671,739            $302,403,538           $567,441,782
                                        ==================     ===================     ===================     ==================


LIABILITIES AND PLAN EQUITY

Liabilities:
   Due to Retirement Plan for
      Salaried Employees of The
      Stanley Works                              $262,146                                                           $    262,146
   Debt                                                                                       244,296,925            244,296,925
                                        ------------------     -------------------     -------------------     ------------------
                                                  262,146                                     244,296,925            244,559,071

Plan equity                                   253,104,359              11,671,739              58,106,613            322,882,711
                                        ------------------     -------------------     -------------------     ------------------
                                             $253,366,505             $11,671,739            $302,403,538           $567,441,782
                                        ==================     ===================     ===================     ==================




See accompanying notes.

                     THE STANLEY WORKS 401(k) SAVINGS PLAN
                        STATEMENT OF FINANCIAL CONDITION
                               DECEMBER 31, 1994

                                             STANLEY                                      UNALLOCATED
                                              STOCK                   LOAN                  STANLEY
                                              FUND                    FUND                 STOCK FUND                TOTAL
                                        ------------------     -------------------     -------------------     ------------------
ASSETS
Investments, at current market value:
      The Stanley Works
         Common Stock:
            4,477,105 shares (cost
               $123,673,967)                 $160,056,504                                                           $160,056,504
            6,200,196 shares (cost
               $221,522,506)                                                                 $221,657,007            221,657,007
      Short-term investments                    4,282,565                                           1,386              4,283,951
                                        ------------------                             -------------------     ------------------
                                              164,339,069                                     221,658,393            385,997,462

Dividends and interest receivable               1,573,695                                       2,192,646              3,766,341
Loans to participants                                              $    8,863,783                                      8,863,783
                                        ------------------     -------------------     -------------------     ------------------
                                             $165,912,764          $    8,863,783            $223,851,039           $398,627,586
                                        ==================     ===================     ===================     ==================
LIABILITIES AND PLAN EQUITY

Liabilities:

   Due to Retirement Plan for
      Salaried Employees of The
      Stanley works                          $    159,553                                                           $    159,553
   Debt                                                                                      $253,018,883            253,018,883
   Deferred employer contributions                822,907                                                                822,907
   Other                                          150,082                                                                150,082
                                        ------------------                             -------------------     ------------------
                                                1,132,542                                     253,018,883            254,151,425


Plan equity/(deficit)                         164,780,222          $    8,863,783             (29,167,844)           144,476,161
                                        ------------------     -------------------     -------------------     ------------------
                                             $165,912,764          $    8,863,783            $223,851,039           $398,627,586
                                        ==================     ===================     ===================     ==================


See accompanying notes.

                     THE STANLEY WORKS 401(k) SAVINGS PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1995

                                               STANLEY                                    UNALLOCATED
                                                STOCK                 LOAN                  STANLEY
                                                FUND                  FUND                 STOCK FUND                TOTAL
                                            ----------------     -----------------     -------------------     ------------------
Investment income:
   Dividends                                 $    6,727,064                                $    8,521,529          $  15,248,593
   Interest                                          97,704       $       379,698                  38,082                515,484
                                            ----------------     -----------------     -------------------     ------------------
                                                  6,824,768               379,698               8,559,611             15,764,077
Net realized and unrealized
   appreciation in The Stanley
   Works Common Stock                            75,850,892                                    91,180,389            167,031,281
Contributions:
   Employee                                      20,019,947                                                           20,019,947
   Employer                                      14,425,522                                                           14,425,522
                                            ----------------                                                   ------------------
                                                 34,445,469                                                           34,445,469
Withdrawals:
   Cash                                         (15,517,219)                                                         (15,517,219)
   The Stanley Works Common
      Stock                                      (4,627,524)                                                          (4,627,524)
                                            ----------------                                                   ------------------
                                                (20,144,743)                                                         (20,144,743)
Transfers to the Retirement Plan
   for Salaried Employees of The
   Stanley Works                                   (102,594)                                                            (102,594)
Administrative expenses                             (51,639)                                                             (51,639)
Interest expense                                                                              (18,535,301)           (18,535,301)
Interfund transfers - net                        (8,498,016)            2,428,258               6,069,758                      -
                                            ----------------     -----------------     -------------------     ------------------
Net increase                                     88,324,137             2,807,956              87,274,457            178,406,550

Plan equity/(deficit) at beginning of year      164,780,222             8,863,783             (29,167,844)           144,476,161
                                            ----------------     -----------------     -------------------     ------------------
Plan equity at end of year                   $  253,104,359       $    11,671,739          $   58,106,613          $ 322,882,711
                                            ================     =================     ===================     ==================



See accompanying notes.

                     THE STANLEY WORKS 401(k) SAVINGS PLAN
                 STATEMENT OF INCOME AND CHANGES IN PLAN EQUITY
                          YEAR ENDED DECEMBER 31, 1994

                                           STANLEY                                      UNALLOCATED
                                            STOCK                   LOAN                  STANLEY
                                            FUND                    FUND                 STOCK FUND                TOTAL
                                       -----------------     -------------------     -------------------     ------------------
Investment income:
   Dividends                             $    4,864,710                                  $    7,270,720          $  12,135,430
   Interest                                      94,012         $       386,968                  49,083                530,063
                                       -----------------     -------------------     -------------------     ------------------
                                              4,958,722                 386,968               7,319,803             12,665,493
Net realized and unrealized
   depreciation in The Stanley
   Works Common Stock                       (32,663,095)                                    (51,684,810)           (84,347,905)
Contributions:
   Employee                                  13,509,551                                                             13,509,551
   Employer                                   9,501,416                                                              9,501,416
                                       -----------------                                                     ------------------
                                             23,010,967                                                             23,010,967
Withdrawals:
   Cash                                     (10,884,570)                                                           (10,884,570)
   The Stanley Works Common
      Stock                                  (5,150,919)                                                            (5,150,919)
                                       -----------------                                                     ------------------
                                            (16,035,489)                                                           (16,035,489)
   Transfers from Savings Plan for
      Hourly Paid Employees of The
      Stanley Works - net                       914,625                                                                914,625
   Merger of the Savings Plan for
      Hourly Paid Employees of
      The Stanley Works                      47,986,494               3,661,748                 592,742             52,240,984
   Transfer from Monarch Mirror
      Door, Inc.                                324,081                   6,824                                        330,905
   Transfers to the Retirement Plan
      for Salaried Employees of The
      Stanley Works                            (332,808)                                                              (332,808)
Administrative expenses                        (111,805)                                                              (111,805)
Interest expense                                                                            (17,314,382)           (17,314,382)
Interfund transfers - net                    (4,912,769)               (691,952)              5,604,721
                                       -----------------     -------------------     -------------------     ------------------
Net increase/(decrease)                      23,138,923               3,363,588             (55,481,926)           (28,979,415)

Plan equity at beginning of year            141,641,299               5,500,195              26,314,082            173,455,576
                                       -----------------     -------------------     -------------------     ------------------
Plan equity/(deficit) at end of year     $  164,780,222         $     8,863,783          $  (29,167,844)         $ 144,476,161
                                       =================     ===================     ===================     ==================


See accompanying notes.

                     The Stanley Works 401(k) Savings Plan

                         Notes to Financial Statements

                               December 31, 1995

1. DESCRIPTION OF THE PLAN

The Stanley Works 401(k) Savings Plan (the "Savings Plan") operates as a leveraged employee stock ownership plan, is designed to comply with the Internal Revenue Code of 1986, as amended, and is subject to the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended. The Savings Plan is a defined contribution plan for eligible United States salaried and hourly paid employees of The Stanley Works (the "Company").

Effective October 1, 1994, the Savings Plan for Hourly Paid Employees of The Stanley Works (the "Hourly Plan") was merged into the Salaried Plan and renamed The Stanley Works 401(k) Savings Plan. The Savings Plan assumed all assets and obligations of the Hourly Plan.

Each year, participants may contribute, through pre-tax payroll deductions, generally up to 12% of their compensation, as defined in the Savings Plan Agreement. Such contributions are matched by the Company in an amount equal to 50% of the participant's contribution up to a maximum of 3 1/2% of the participant's compensation. Effective January 1, 1995 the Savings Plan was amended to allow participants to contribute up to 15% of their compensation, as defined.

Participant and Company contributions are invested in the Stanley Stock Fund with a guarantee, which, if necessary, is satisfied by the Retirement Plan for Salaried Employees of The Stanley Works or by the Pension Plan for Hourly Paid Employees of The Stanley Works, that the investment return on such stock acquired with employee contributions will not be less than an investment return based on two-year U.S. Treasury notes.

Employees are fully vested as to amounts in their savings accounts attributable to their own contributions and earnings thereon and amounts transferred from the other qualified plans on their behalf. All participants are vested in 100% of the value of the Company matching contributions made on their behalf after five years of service, with no vesting in the matching contributions during the first through fifth years of service.

                     The Stanley Works 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

The assets of the Savings Plan are held in trust by an independent corporate trustee, State Street Bank and Trust Company (the "Trustee") pursuant to the terms of a written Trust Agreement between the Trustee and the Company.

Benefits generally are distributed upon termination of employment. Normally, a lump-sum distribution is made in cash or shares of the Company's Common Stock (hereinafter referred to as Common Stock, Stanley Stock, or shares), at the election of the participant, from the Stanley Stock Fund.

During active employment, subject to financial hardship rules, participants may withdraw, in cash only, all or a portion of vested amounts in their accounts.

Participants may borrow from their savings account up to an aggregate amount equal to the lesser of $50,000 or 50% of the value of their vested interest in such accounts with a minimum loan of $1,000. The $50,000 loan amount limitation is reduced by the participant's highest outstanding loan balance during the 12 months preceding the date the loan is made. Each loan is evidenced by a negotiable promissory note bearing a rate of interest equal to the prime rate as reported in The Wall Street Journal on the first business day of the month immediately preceding the calendar quarter during which the loan was made, which is payable, through payroll deductions, over a term of not more than five years. Participants are allowed ten years to repay the loan if the proceeds are used to purchase a principal residence. Only one loan per participant may be outstanding at any time.

If a loan is outstanding at the time a distribution becomes payable to a participant (or beneficiary), the distribution is made net of the loan outstanding, and the distribution shall fully discharge the Savings Plan with respect to the participant's account value attributable to the outstanding loan balance.

                     The Stanley Works 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

The Savings Plan borrowed $95,000,000 in 1989 from a group of financial institutions and $180,000,000 in 1991 from the Company (see Notes 3 and 4) to acquire 2,934,044 and 4,848,484 shares, respectively, of Common Stock from the Company's treasury and previously unissued shares. The shares purchased from the proceeds of the loans were placed in the Unallocated Stanley Stock Fund (the "Unallocated Fund"). Under the 1989 loan agreement, the Company guaranteed the loan and is obligated to make annual contributions sufficient to enable the Plan to repay the loan plus interest.

The Unallocated Fund makes monthly transfers of shares, in accordance with The Savings Plan provisions, to the Stanley Stock Fund in return for proceeds equivalent to the average fair market value of the shares for the month subsequent to the last transfer. These proceeds, along with dividends received on allocated and unallocated shares and additional employee and Company contributions, if necessary, are used to make monthly payments of principal and interest on the debt. As dividends on the allocated shares are applied to the payment of debt service, a number of shares having a fair market value at least equal to the amount of the dividends so applied are allocated to the savings accounts of participants who would otherwise have received cash dividends. The excess of unallocated dividends over the amount necessary for principal and interest along with forfeitures of nonvested employee accounts are used to reduce future Company matching contributions.

The fair market value of shares released from the Unallocated Fund pursuant to loan repayments made during any year may exceed the total of employee contributions and Company matching contributions for that year. If that occurs, all participants who made contributions at any time during that year and who are employed by the Company on the last day of that year receive, on a pro rata basis, such excess value as an additional allocation of Stanley Stock for that year.

Each participant is entitled to exercise voting rights attributable to the shares allocated to their account. The Trustee is not permitted to vote participant shares for which instructions have not been given by the participant. Shares in the Unallocated Fund are voted by the Trustee in the same proportion as allocated shares.

                     The Stanley Works 401(k) Savings Plan

1. DESCRIPTION OF THE PLAN (CONTINUED)

The Company reserves the right to terminate the Savings Plan at any time, subject to its provisions. Upon such termination of the Savings Plan, the interest of each participant in the trust fund will become vested and be distributed to such participant or his or her beneficiary at the time prescribed by the Savings Plan terms and the Internal Revenue Code.

The Savings Plan sponsor has engaged William Mercer, Inc., to maintain separate accounts for each participant. Such accounts are credited with each participant's contributions, the allocated portion of the Company's matching contributions, related gains, losses and dividend income, and loan activity. William Mercer, Inc. replaced The Wyatt Company effective October 1, 1994.

There were 11,358 and 9,111 participants (10,648 and 8,508 of whom were active employees) in the plan as of December 31, 1995 and 1994, respectively, of whom 2,616 and 2,234, respectively, had loans outstanding.

At December 31, 1995 and 1994, benefits payable to terminated vested participants amounted to $6,801,190 and $2,008,532, respectively.

2. SIGNIFICANT ACCOUNTING POLICIES

INVESTMENTS

The Savings Plan investments consist primarily of shares of Stanley Stock. Stanley Stock is traded on a national exchange and is valued at the last reported sales price on the last business day of the plan year. Short-term investments consist of short-term bank-administered trust funds which earn interest daily at rates approximating U.S. Government securities; cost approximates market value.

DIVIDEND INCOME

Dividend income is accrued on the ex-dividend date.

                     The Stanley Works 401(k) Savings Plan

GAINS OR LOSSES ON SALES OF INVESTMENTS

Gains or losses realized on the sales of investments are determined based on average cost.

EXPENSES

Administrative expenses not paid by the Company are paid by the Savings Plan.

RECLASSIFICATIONS

Certain amounts in the 1994 financial statements have been reclassified to conform to the 1995 presentation.

3. DEBT

Debt consisted of the following at December 31:

                                                                                               1995                 1994
                                                                                               ----                 ----
Notes payable in monthly installments to 2001 with
      interest at 7.71%                                                                  $     66,841,290       $ 74,777,497
Notes payable to the Company in monthly installments
      to 2026 with interest at 8.3%                                                           177,455,635        178,241,386
                                                                                         ----------------       ------------

                                                                                         $    244,296,925       $253,018,883
                                                                                         ================       ============

The scheduled maturities of debt for the next five years are as follows:
1996--$9,496,000;  1997--$10,211,000;  1998--$11,067,000;  1999--$11,994,000;
and 2000--$13,000,000.

The notes payable to the Company are secured by shares held in the Unallocated Stock Fund. The number of shares held as security is reduced as shares are released to Stanley Stock Fund pursuant to principal and interest payments. During the year, 134,833 shares were released and at December 31, 1995, 4,240,904 shares are pledged as security.

                     The Stanley Works 401(k) Savings Plan

3. DEBT (CONTINUED)

Payment of the Savings Plan's debt has been guaranteed by the Company. Should the principal and interest due exceed the dividends paid on shares in the Stanley Stock and Unallocated Stock Funds, and employee and Company matching contributions, the Company is responsible for funding such shortfall.

4. TRANSACTIONS WITH PARTIES-IN-INTEREST

Fees paid during 1995 and 1994 for management and other services rendered by parties-in-interest were based on customary and reasonable rates for such services. The majority of such fees were paid by the Company. Fees incurred and paid by the Savings Plan during 1995 and 1994 were $51,639 and $111,805, respectively.

In 1991, the Savings Plan borrowed $180,000,000 from the Company, the proceeds of which were used to purchase 4,848,484 shares of stock from the Company. The Savings Plan made $14,297,365 and $15,263,135 of principal and interest payments related to such debt in 1995 and 1994, respectively; at December 31, 1995, $177,455,635 was outstanding on such debt.

5. INCOME TAX STATUS

The Internal Revenue Service has ruled that the Savings Plan and the trust qualify under Sections 401(a) and 401(k) of the Internal Revenue Code (IRC) and are therefore not subject to tax under present income tax law. Once qualified, the Savings Plan is required to operate in accordance with the IRC to maintain its qualification. The Pension Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Savings Plan's qualified status.

                     THE STANLEY WORKS 401(k) SAVINGS PLAN

                           ASSETS HELD FOR INVESTMENT

                               DECEMBER 31, 1995

          IDENTITY OF ISSUE,                      DESCRIPTION OF INVESTMENT,
              BORROWER,                            INCLUDING MATURITY DATE,
           OR SIMILAR PARTY                 RATE OF INTEREST, PAR OR MATURITY VALUE            COST                 CURRENT VALUE
---------------------------------------   ---------------------------------------------  ---------------------  --------------------
Common Stock:
   The Stanley Works*                     10,695,371 shares of Common Stock; par
                                          value $2.50 per share                              $349,979,906             $550,811,607

Trust Funds:
   State Street Bank and
     Trust                                Short-Term Investment Fund-
     Company*                             United States Government
     (GSTIF)                              securities                                            1,092,286                1,092,286

   State Street Bank and
     Trust Company* (STIF)                Short-Term Investment Fund-
                                          Pooled Bank Fund                                      1,535,453                1,535,453

Loans to participants                     Promissory notes at prime rate
                                             with maturities of five years or
                                             ten years                                         11,671,739               11,671,739
                                                                                         ---------------------  --------------------

Total Investments                                                                            $385,605,916             $565,111,085
                                                                                         =====================  ====================

* Indicates party-in-interest to the Plan.

                     THE STANLEY WORKS 401(k) SAVINGS PLAN

TRANSACTIONS OR SERIES OF TRANSACTIONS IN EXCESS OF 5% OF THE CURRENT VALUE
                                 OF PLAN ASSETS

                          YEAR ENDED DECEMBER 31, 1995

                                                                                                        CURRENT VALUE
                                                                                                         OF ASSET ON
IDENTITY OF                     PURCHASE DESCRIPTION               SELLING              COST OF          TRANSACTION       NET GAIN
    PARTY INVOLVED                    OF ASSETS                     PRICE                ASSET              DATE            (LOSS)
------------------------  ----------------------------------  -------------------   ---------------   ----------------   -----------
Category (iii) - Series of transactions in excess of 5 percent of plan assets
-----------------------------------------------------------------------------
State Street Bank and     Short-Term Investment Fund-
Trust Company*            United States Government
                          Securities                                                   $23,907,016          $23,907,016

State Street Bank and     Short-Term Investment Fund-
Trust Company*            United States Government
                          Securities                                 $26,771,147                            $26,771,147

There were no category (i), (ii) or (iv) reportable transactions during 1995.

* Indicates party-in-interest to the Plan.